Exhibit 107

Calculation of Filing Fee Tables

Form 424(b)(2)
(Form Type)

Omega Healthcare Investors, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.10 per share	Rule 457(o)	-	-	$708,162,849	$147.60 per $1,000,000	$104,524.83	-	-	-	-
Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-
	Total Offering Amounts					$708,162,849		$104,524.83
	Total Fees Previously Paid							-
	Total Fee Offsets							$77,264.62
	Net Fee Due							$27,260.21

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Omega Healthcare Investors, Inc.	S-3ASR	333-256084	May 13, 2021		$77,264.62 (1)	Equity	Common Stock, par value $0.10 per share	$708,162,849	$708,162,849	-
Fee Offset Sources	Omega Healthcare Investors, Inc.	424B2	333-256084		May 20, 2021						$109,100

(1)	On May 20, 2021, the Registrant filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prior Prospectus Supplement”), which registered a proposed maximum aggregate offering price of $1,000,000,000 of shares of the Registrant’s Common Stock, $0.10 par value per share, pursuant to a prospectus and accompanying Registration Statement on Form S-3ASR (File No. 333-256084) filed with the SEC on May 13, 2021, of which an aggregate offering amount of $708,162,849 was not sold. This unsold amount represents approximately 70.82% of the $109,100 of filing fees previously paid and results in an available fee offset of $77,264.62. The Registrant has terminated or completed the offering that included the unsold securities associated with the claimed offset under the Prior Prospectus Supplement.